UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    October 28, 2005

Commission File No. 1-14778

DOR BIOPHARMA, INC.
(Exact name of small business issuer as specified in its charter)

DELAWARE		41-1505029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification Number)

1691 Michigan Ave., Suite 435 Miami, FL		33139
(Address of principal executive offices)		(Zip Code)
(305) 534-3383
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2005, DOR BioPharma, Inc. (the “Company”) entered into a Binding Letter of Intent to acquire Gastrotech Pharma, a private Danish biotechnology company developing therapeutics based on gastrointestinal peptide hormones to treat gastrointestinal and cancer diseases and conditions. In connection with the closing of the acquisition, the Company will issue the stockholders of Gastrotech $9 million in Company common stock priced at the 10-day volume weighted average price immediately prior to the closing. In no event will the Company issue less than 20 million or more than 30 million shares of its common stock to Gastrotech’s shareholders. This corresponds to a price collar on the transaction of between $0.30 and $0.45 per share of Company common stock. In addition, the Company will pay Gastrotech shareholders another $30 million upon the occurrence of the following milestones: $4 million in stock priced at the time of initiation of a pivotal Phase 3 study of any of Gastrotech’s compounds, $6 million in stock priced at the time of filing of an NDA for any of Gastrotech’s compounds, $10 million payable in cash or stock when either of Gastrotech’s compounds achieves $50 million in sales in any calendar year, and $10 million payable in cash or stock when either of Gastrotech’s compounds achieves $200 million in sales in any calendar year. The parties intend that the acquisition would include the transfer of Gastrotech’s ongoing clinical programs to the Company as well as all intellectual property and facilities.

The closing of the acquisition is subject to execution of definitive agreements between the parties, containing such representations, warranties, covenants, conditions, indemnities and limitations on the Gastrotech stockholders' liability as are customary in a transaction of this kind. The Company has agreed to register the shares issued to the Gastrotech stockholders for resale under the Securities Act of 1933. The largest Gastrotech stockholder has agreed to limit its sales of the Company's common stock to 20% of its holdings per quarter. The Company has agreed to expand its Board of Directors to nine members, with three positions being appointed by the Gastrotech stockholders. There is a breakup fee of $1.0 million if either party breaches the terms of the Binding Letter of Intent.

A copy of the Binding Letter of Intent is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No. Title

10.1	Binding Letter of Intent Dated October 28, 2005 between the Company and Gastrotech.

10.2	Press Release issued by the Company dated November 2, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        DOR BIOPHARMA, INC.
                    By: /s/ Michael T. Sember
            Name: Michael T. Sember
                            Title: President and Chief Executive Officer

Dated: November 2, 2005

Exhibit Index

Exhibit
Number  Description of Exhibits

10.1	Binding Letter of Intent Dated October 28, 2005 between the Company and Gastrotech.

10.2	Press Release issued by the Company dated November 2, 2005.